UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

NEW ENTERPRISE STONE & LIME CO., INC.

(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664
(Address of principal executive offices)

(814) 766-2211

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2013, New Enterprise Stone & Lime Co., Inc. (the “Company”) publicly announced that its Board of Directors had appointed Paul I. Detwiler, III as the Company’s Chief Executive Officer, effective as of March 22, 2013.  Paul I. Detwiler, III, 54 years old, previously served as Chief Financial Officer of the Company since 1994 and will continue his role as President, Secretary and a director of the Company, which he has held since 2011, 1994 and 1992, respectively.  In connection with his appointment, Paul I. Detwiler, III will cease to act as Chief Financial Officer of the Company and Donald L. Detwiler will cease to act as the Company’s Chief Executive Officer. Donald L. Detwiler, 70 years old, will continue to serve as a director and the Vice Chairman of the Board of Directors of the Company, on which he has served since 1972 and as Vice Chairman since 2011.

On March 22, 2013, the Company publicly announced that its Board of Directors had appointed Albert L. Stone as Senior Vice President and Chief Financial Officer, effective as of March 22, 2013.  Mr. Stone, 53 years old, previously served as U.S. Chief Financial Officer of Aggregates Industries, a leading producer of aggregate-based construction materials in the United States and the United Kingdom, which he held since 1997.  Prior to this, Mr. Stone served as Chief Financial Officer of Bardon, Inc. since 1995.  Mr. Stone received a Masters of Business Administration from The College of William and Mary in 1988 and a Bachelor of Arts degree from the University of Vermont in 1981.

Paul I. Detwiler, III is the son of Paul I. Detwiler, Jr., the Company’s Chairman of the Board, the brother of Steven B. Detwiler, the Company’s Senior Vice President — Construction Materials and a director and the brother of Jeffrey D. Detwiler, Martin Limestone, Inc.’s Executive Vice President and Chief Executive Officer.  Donald L. Detwiler is the father-in-law of James W. Van Buren, the Company’s Executive Vice President, Chief Operating Officer and a director.  Donald L. Detwiler is also the cousin of Paul I. Detwiler, Jr., the Company’s Chairman of the Board.

Certain disclosures relating to the related party transactions between Messrs. Donald L. Detwiler, Paul I. Detwiler, III and the Company are contained in the Company’s Annual Report on Form 10-K for its fiscal year ended February 29, 2012 and are incorporated herein by reference.  Messrs. Donald L. Detwiler and Paul I. Detwiler, III are not party to any other transactions described in Item 404(a) of Regulation S-K.

In connection with Mr. Stone’s appointment as Chief Financial Officer, on March 22, 2013, the Company entered into an Employment Agreement with Mr. Stone (the “Employment Agreement”), effective March 22, 2013, and continuing until Mr. Stone’s employment ceases in accordance with the terms of the Employment Agreement.  Pursuant to the terms of the Employment Agreement, Mr. Stone is entitled to receive an annual base salary of $300,000 and is eligible for an annual bonus in an amount determined by the Board of Directors of the Company, taking into account corporate and individual performance during the applicable year.  Mr. Stone will be eligible to participate in the Company’s executive benefit plan and other employee benefit plans, policies and arrangements maintained by the Company for its management-level employees.

If Mr. Stone’s employment is terminated by the Company other than for cause or if he resigns for good reason (within the meaning given to such terms in the Employment Agreement), Mr. Stone will be entitled to receive, subject to the execution of a general release, continued base salary for a period of 6 months.

Mr. Stone will be subject to non-competition and non-solicitation restrictions for one year following any termination of his employment.

A copy of the Employment Agreement is attached as Exhibit 10.01 hereto and incorporated herein by reference.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

d) Exhibits.

No.	Description

10.01	Employment Agreement entered into on March 22, 2013 and effective March 22, 2013, by and among Albert L. Stone and New Enterprise Stone & Lime Co., Inc.
99.1	Press release dated March 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
President, Chief Financial Officer and Secretary

Date: March 22, 2013

EXHIBIT INDEX

No.	Description

10.01	Employment Agreement entered into on March 22, 2013 and effective March 22, 2013, by and among Albert L. Stone and New Enterprise Stone & Lime Co., Inc.
99.1	Press release dated March 22, 2013.